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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported):  May 26, 2000



                            VIROPHARMA INCORPORATED
                            -----------------------
                (Exact name of issuer as specified in charter)



     DELAWARE                       0-021699                       23-2789550
 (State or Other                  (Commission                   (I.R.S. Employer
   Jurisdiction                       file                       Identification
of Incorporation or                  number)                         Number)
   Organization)



                            405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)


                                (610) 458-7300
             (Registrant's telephone number, including area code)
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ITEM 5 - OTHER EVENTS.

     ViroPharma Incorporated (the "Company") announced in a press release dated April 11, 2000 (the "Press Release") the preliminary results of three Phase 3 clinical studies of pleconaril in two disease indications: viral respiratory infection and viral meningitis. The Press Release was also filed as an exhibit to a Current Report on Form 8-K on the same date.

     The Company is pursuing additional trials for viral respiratory infection as stated in the Press Release. In addition, the Company may conduct an exploratory study in adult patients suffering from viral meningitis in order to better understand the disease and to determine the potential treatment benefit
of pleconaril for these patients.    The Company anticipates that the
exploratory study could take up to two years to complete.

     This report contains forward-looking statements, including statements relating to the Company's anticipated schedule for conducting clinical trials. Pleconaril currently is in clinical trials. There can be no assurance that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with the Company's anticipated schedule. The conduct of clinical trials and acquiring regulatory approval for investigational pharmaceutical products are subject to risks and uncertainties. Neither the FDA nor any other regulatory authority has approved pleconaril or any of ViroPharma's other product candidates for commercialization. There can be no assurance that FDA or other regulatory authority approval for pleconaril or any other product candidate under development by ViroPharma will be granted on a timely basis or at all. Even if approved, there can be no assurance that pleconaril will achieve market acceptance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this report, include, but are not limited to, those described in ViroPharma's
1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statements contained in this report may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          None.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                ViroPharma Incorporated


Date: May 26, 2000              By: /s/ Claude H. Nash
                                    ------------------
                                    Claude H. Nash
                                    President and Chief Executive Officer